UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2025

TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Road
North Billerica, Massachusetts 01862
(Address of Principal Executive Offices and Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2025, Mr. Robert A. Panora, President and COO of Tecogen Inc. (the “Company”), increased his time commitment to the Company to full time in order to address operational matters associated with anticipated growth opportunities for the Company. Mr. Panora has performed services on a reduced work schedule since January 2020. In view of the foregoing, on March 6, 2025, the Company’s Compensation Committee agreed to increase Mr. Panora’s base compensation from $164,800 to $200,000 per year. In January 2025, the Company also hired an experienced Manufacturing Manager to focus on increasing manufacturing throughput.

On February 14, 2025, Mr. Joseph E. Gehret, formerly Vice President of Operations, left the Company to pursue another opportunity. Pursuant to the terms of a consulting agreement effective February 15, 2025, Mr. Gehret agreed to remain available, for up to one year, for consultations with Company management from time to time.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
March 10, 2025	Abinand Rangesh, Chief Executive Officer